As filed with the Securities and Exchange Commission on September 11, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

10x Genomics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	3826	46-5614458
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

6230 Stoneridge Mall Road

Pleasanton, California 94588

(925) 401-7300

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Serge Saxonov

Chief Executive Officer

10x Genomics, Inc.

6230 Stoneridge Mall Road

Pleasanton, California 94588

(925) 401-7300

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

With copies to:

Kevin P. Kennedy Simpson Thacher & Bartlett LLP 2475 Hanover Street Palo Alto, California 94304 (650) 251-5000	Eric S. Whitaker Randy Wu James Bryant 10x Genomics, Inc. 6230 Stoneridge Mall Road Pleasanton, California 94588 (925) 401-7300	Charles S. Kim David Peinsipp Kristin VanderPas Cooley LLP 4401 Eastgate Mall San Diego, California 92121 (858) 550-6000

Approximate date of commencement of the proposed sale of the securities to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ File No. 333-233361

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act of 1934.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee(2)
Class A Common Stock, par value $0.00001 per share	1,150,000	$39.00	$44,850,000	$5,435.82

(1)

Represents only the additional number of shares of Class A Common Stock being registered, and includes 150,000 additional shares of Class A Common Stock that the underwriters have the option to purchase. Does not include the securities that the registrant previously registered on the Registration Statement on Form S-1, as amended (File No. 333-233361).

(2)

Calculated pursuant to Rule 457(a) under the Securities Act of 1933, as amended, or the Securities Act, for the purpose of determining the registration fee. The registrant previously registered securities with a proposed maximum aggregate offering price not to exceed $393,300,000 on the Registration Statement on Form S-1, as amended (File No. 333-233361), which was declared effective by the Securities and Exchange Commission on September 11, 2019. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $44,850,000 are hereby registered.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) of the Securities Act.

EXPLANATORY NOTE AND INCORPORATION OF

CERTAIN INFORMATION BY REFERENCE

10x Genomics, Inc., a Delaware corporation (the “Registrant”), is filing this Registration Statement on Form S-1 with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement relates to the public offering of securities contemplated by the Registration Statement on Form S-1, as amended (File No. 333-233361) (the “Prior Registration Statement”), which was declared effective by the Commission on September 11, 2019.

The Registrant is filing this Registration Statement for the sole purpose of increasing by 1,150,000 shares the number of shares of its Class A Common Stock, par value $0.00001 per share, to be registered for sale, 150,000 of which may be sold by the Registrant upon exercise of the underwriters’ option to purchase additional shares. The additional shares that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement. The information set forth in the Prior Registration Statement, and all exhibits to the Prior Registration Statement, are hereby incorporated by reference into this Registration Statement.

The required opinions and consents are listed on the Exhibit Index attached hereto and filed herewith.

Exhibit Number	Description

5.1#	Opinion of Simpson Thacher & Bartlett LLP (incorporated by reference to Exhibit 5.1 filed with Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-233361) filed with the Commission on September 10, 2019).

23.1	Consent of Independent Registered Public Accounting Firm.

23.2#	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5.1).

24.1#	Power of Attorney (included on the signature page to the Registrant’s Registration on Form S-1 (File No. 333-233361) filed with the Commission on August 19, 2019 and incorporated herein by reference).

#	Previously filed.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant, has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pleasanton, California, on the 11th day of September, 2019.

10X GENOMICS, INC.

By:	/s/ Serge Saxonov
Name: Serge Saxonov
Title: Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Serge Saxonov Serge Saxonov	Chief Executive Officer and Director (Principal Executive Officer)	September 11, 2019

* Benjamin J. Hindson	President and Director	September 11, 2019

/s/ Justin J. McAnear Justin J. McAnear	Chief Financial Officer (Principal Accounting and Financial Officer)	September 11, 2019

* John R. Stuelpnagel	Chairman of the board of directors	September 11, 2019

* Paul A. Conley	Director	September 11, 2019

* Sridhar Kosaraju	Director	September 11, 2019

* Mathai Mamman	Director	September 11, 2019

* Bryan E. Roberts	Director	September 11, 2019

* Shehnaaz Suliman	Director	September 11, 2019

*By:	/s/ Justin J. McAnear
Justin J. McAnear, Attorney-in-Fact